UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On March 26, 2014, Calumet Specialty Products Partners, L.P. (the “Partnership”), Calumet Finance Corp. (“Calumet Finance” and, together with the Partnership, the “Issuers”), Calumet GP, LLC (the “General Partner”) and certain subsidiary guarantors named therein (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBC Capital Markets, LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), under which they agreed to sell $900 million aggregate principal amount of a new series of the Issuers’ 6.50% Senior Notes due 2021 (the “2021 Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 2021 Notes will mature on April 15, 2021 and were issued at par for net proceeds of approximately $884.1 million, after deducting the initial purchasers’ discount and estimated offering expenses. The closing of the issuance of the 2021 Notes occurred on March 31, 2014. The Partnership intends to use the net proceeds from the offering (i) to fund the approximately $235 million purchase price of the acquisition of ADF Holdings, Inc., the parent company of Anchor Drilling Fluids USA, Inc., and related expenses, (ii) to fund the redemption of all $500 million aggregate principal amount of its outstanding 9 3/8% Senior Notes due 2019 and (iii) for general partnership purposes, including planned capital expenditures at its facilities.

Certain of the Initial Purchasers and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership and its affiliates, for which they received or will receive customary fees and expenses. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, Wells Fargo Securities LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are lenders under the Partnership’s revolving credit facility. The Partnership has also entered into, in the ordinary course of business, various derivative financial instrument transactions related to its crude oil and natural gas purchases, interest rate swaps and sales of finished fuel products, including diesel and gasoline crack spread hedges with affiliates of certain of the Initial Purchasers.

The Purchase Agreement contains customary representations, warranties and agreements of the Issuers, the General Partner and the Guarantors and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

Indenture

The 2021 Notes are governed by an Indenture, dated March 31, 2014 (the “Indenture”), entered into by the Issuers and the Guarantors with Wilmington Trust, National Association, as trustee (the “Trustee”). The 2021 Notes will mature on April 15, 2021. Interest on the 2021 Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2014. The 2021 Notes are guaranteed on a senior unsecured basis by all of the Partnership’s existing subsidiaries (other than Calumet Finance and the Partnership’s immaterial subsidiaries).

Optional Redemption

On and after April 15, 2017, the Issuers may on any one or more occasions redeem all or a part of the 2021 Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such 2021 Notes, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2017	103.250%
2018	101.625%
2019 and thereafter	100.000%

At any time prior to April 15, 2017, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2021 Notes issued under the Indenture with the net proceeds of a public or private equity offering at a redemption price of 106.500% of the principal amount of the 2021 Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (1) at least 65% of the aggregate principal amount of the 2021 Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and (2) the redemption occurs within 180 days of the date of the closing of such public or private equity offering.

Prior to April 15, 2017, the Issuers may on any one or more occasions redeem all or part of the 2021 Notes at a redemption price equal to the sum of: (1) the principal amount thereof, plus (2) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus any accrued and unpaid interest to the applicable redemption date.

Certain Covenants

The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. However, at any time when the 2021 Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be suspended.

Upon the occurrence of certain change of control events, as defined in the Indenture, each holder of the 2021 Notes will have the right to require that the Issuers repurchase all or a portion of such holder’s 2021 Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest to the date of repurchase.

Registration Rights Agreement

In connection with the private placement of the 2021 Notes, on March 31, 2014, the Issuers and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers obligating the Issuers to use reasonable best efforts to file an exchange registration statement with the Securities and Exchange Commission (the “Commission”) so that holders of the 2021 Notes can offer to exchange the 2021 Notes issued in this offering for registered notes having substantially the same terms as the 2021 Notes and evidencing the same indebtedness as the 2021 Notes. Under certain circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors must use reasonable best efforts to file a shelf registration statement for the resale of the 2021 Notes. If the Issuers fail to satisfy these obligations on a timely basis, the annual interest borne by the 2021 Notes will be increased by up to 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

The foregoing descriptions of the Indenture, the 2021 Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (including the form of 2021 Notes attached as an exhibit thereto) and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 4.3, respectively, to this report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 26, 2014, the Partnership issued a press release announcing its intent to commence a private placement of the 2021 Notes described in Item 1.01 of this report. A copy of this press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

On March 26, 2014, the Partnership issued a press release announcing the pricing of the 2021 Notes described in Item 1.01 of this report. A copy of this press release is filed as Exhibit 99.2 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated March 26, 2014, by and among the Issuers, the General Partner, the Guarantors and the Initial Purchasers, relating to the offering of the 2021 Notes.

4.1	Indenture, dated March 31, 2014, by and among the Issuers, the Guarantors and the Trustee, relating to the offering of the 2021 Notes.

4.2	Form of 6.50% Senior Note due 2021 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated March 31, 2014, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the offering of the 2021 Notes.

99.1	Press Release, dated March 26, 2014, announcing the launch of the offering of the 2021 Notes.

99.2	Press Release, dated March 26, 2014, announcing the pricing of the 2021 Notes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.

		By:	CALUMET GP, LLC, its General Partner

Date:	March 31, 2014	By:	/s/ R. Patrick Murray, II

		Name:	R. Patrick Murray, II
		Title:	Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

1.1	Purchase Agreement, dated March 26, 2014, by and among the Issuers, the General Partner, the Guarantors and the Initial Purchasers, relating to the offering of the 2021 Notes.

4.1	Indenture, dated March 31, 2014, by and among the Issuers, the Guarantors and the Trustee, relating to the offering of the 2021 Notes.

4.2	Form of 6.50% Senior Note due 2021 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated March 31, 2014, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the offering of the 2021 Notes.

99.1	Press Release, dated March 26, 2014, announcing the launch of the offering of the 2021 Notes.

99.2	Press Release, dated March 26, 2014, announcing the pricing of the 2021 Notes.